UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 7th, 2019

BLAKE INSOMNIA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55022	46-0780380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Avenue Suite A-154

New York, NY  10001

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +1-646-453-4912

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Cautionary Notice Regarding Forward-Looking Statements in the Company’s recent public filings on Form 10-K and 10-Q. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “on going,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Change of Business Focus

The Board of Directors (the “Board”) of Blake Insomnia Therapeutics, Inc. (the “Company”), has determined it to be in the best interests of the Company and its shareholders to change the Company’s business focus from within the medical sector.  As disclosed in the Company’s public reports, the Company has been focusing on improving nighttime and daytime quality of life for people with insomnia. Due to the difficulties the Company has encountered with raising sufficient capital to implement the Company’s business strategy, the Board has considered various alternatives, and determined that it is in the best interests of the Company and its shareholders to transition to a new market and business focus.

The Company plans to focus on establishing a foothold on the fast-growing consumer hemp and cannabidiol (CBD) market. With the passage of the 2018 Farm Bill, which formally legalized hemp crop and its extracts, primarily CBD, the Board believes that the consumer market in the US is poised for exponential growth, with projections that the CBD market is expected to reach an estimated value of $22 billion by 2022.

The Company is looking to capitalize and leverage the public markets to acquire market share through consolidation and business acquisitions. The Company will seek to create a platform that will combine equity and capital to facilitate acquisitions of premium branded products.

The Board also believes that it is in the best interests of the Company to change the name of the Company to reflect the new business focus.  The Company has begun the process of amending its articles of incorporation to change the name of the Company, which requires approval of the Board and the Shareholders.  The Company will provide additional information about the name change, as well as the development of the new business strategies and their implementation, in the coming weeks.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blake Insomnia Therapeutics, Inc.

Date: May 7, 2019	By:	/s/ Daniel Cattlin
	Name:	Daniel Cattlin
	Title:	President

3